                                                                     EXHIBIT 5.2

                            CONYERS DILL & PEARMAN
                                2 Church Street
                               Hamilton, Bermuda


                                                               27 November, 1998

Xoma Corporation
Xoma Arizona, Inc.
2910 Seventh Street
Berkeley, California  94710
USA

Dear Sirs:

XOMA ARIZONA, INC. - CONTINUANCE TO BERMUDA

We have acted as special legal counsel in Bermuda to XOMA Corporation and XOMA Arizona, Inc. (the "Company") in connection with the proposed reorganisation of XOMA Corporation and the continuance of the Company to Bermuda as a Bermuda company as more fully described in the Registration Statement (defined below).

For the purposes of giving this opinion, we have examined the registration statement on Form S-4 filed with the US Securities and Exchange Commission (the "Registration Statement," which term does not include any exhibits thereto or any documents incorporated therein by reference) on 27 November 1998 in respect of the 49,009,985 common shares of the Company par value US$.0005 each (the "Shares"). We have also reviewed copies of the Company's memorandum of continuance and bye-laws and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified), (b) the accurateness and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that immediately prior to the continuance of the Company in Bermuda, the Shares will be duly authorised, validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and expressed no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law in practice in Bermuda.

On the basis of, and subject to, the foregoing, we are of the opinion that, upon the continuance of the Company to Bermuda, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the sections "Bermuda Tax Consequences" and "Legal Matters".

Yours faithfully
CONYERS DILL & PEARMAN

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